MEMORANDUM OF UNDERSTANDING


       THIS MEMORANDUM OF UNDERSTANDING (the "Agreement") effective as of the 31st day of October, 1995 (the "Effective Date"), by and between MAUI HOTELS ("Ritz-Carlton"), a Georgia Limited Partnership, whose General Partner is Ritz-Carlton Hotel Company, KAPALUA INVESTMENT CORP. ("Kapalua"), a Hawaii corporation, and NI HAWAII RESORT, INC. ("NI Hawaii"), a Hawaii corporation, the foregoing constituting all the general partners of KAPTEL ASSOCIATES ("Kaptel"), a Hawaii General Partnership (for purposes of this Agreement the respective partners are collectively referred to as the "Partners");

                        WITNESSETH THAT:

       WHEREAS, Kaptel is currently in default under that certain Promissory Note in the amount of U.S.$186,250,000.00 dated September 26, 1990 (the "Loan"), by and between The Long-Term Credit Bank of Japan, Ltd. (the "Lender") and Kaptel and that Lender is in a legal position to pursue any and all remedies against Kaptel to cure said default;

       WHEREAS, the Partners have authorized NI Hawaii to proceed with negotiations with the Lender to purchase or discharge the Loan and based on NI Hawaii's effort to negotiate with the Lender, Ritz-Carlton and Kapalua agree to enter into a certain dissolution agreement concerning the transfer of their respective interests in Kaptel to NI Hawaii;

       WHEREAS, the confirmation of the transfers of the respective partnership interests in Kaptel by Ritz-Carlton and Kapalua are subject to the successful negotiations between NI Hawaii with the Lender which results in NI Hawaii's closing on the purchase or discharge of the Loan;

       WHEREAS, NI Hawaii agrees that in the event NI Hawaii, or its affiliate, fails to purchase or discharge the Loan, Ritz-
Carlton and Kapalua shall have the right to renegotiate their respective partnership interests in Kaptel;

       NOW, THEREFORE, for mutual promises, obligations and good and valuable consideration, the parties intending to be legally bound, the parties hereby agree as follows:

       1. Ritz-Carlton shall transfer its 25% interest in Kaptel to NI Hawaii and Kapalua shall transfer its 25% interest in Kaptel to NI Hawaii upon terms mutually agreed upon among the Partners in writing.

       2. Upon the delivery by NI Hawaii to Ritz-Carlton and Kapalua of notice that it has completed the acquisition or pay off of the Loan with LTCB or successfully negotiated the acquisition or pay off of the Loan, such delivery shall constitute absolute and irrevocable confirmation by Ritz-Carlton and Kapalua that they have fully transferred their interest in Kaptel and have no further rights pursuant to paragraph 3 below.

       3. In the event NI Hawaii, or its affiliate, fails to purchase or discharge the Loan and Lender does not release Kaptel of all liabilities and obligations under the Loan by March 31, 1996, Ritz-Carlton and Kapalua shall have the right to renegotiate their respective positions and interests in Kaptel. NI Hawaii agrees to enter into good-faith negotiations with Ritz-Carlton and Kapalua with respect to these matters.

       4. Ritz-Carlton and Kapalua hereby waive any and all claims, if any, against NI Hawaii arising from or connected with the purchase or discharge of the Loan by NI Hawaii except for any losses, claims, expenses, damages, liabilities or obligations arising from or connected with NI Hawaii's willful misconduct in negotiating the purchase or discharge of the Loan.

       5. This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of Hawaii.

       6. This Agreement may be executed by each of the parties hereto by facsimile with original copies to follow and upon such execution shall be effective as of the Effective Date. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

       7. This Agreement shall inure to the benefit of and shall be binding upon each of the parties and their respective heirs, executors, administrators, legatees, distributees, representatives, assignees and other successors.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized corporate officers or their respective General Partners, each as of the day and year first above written.

                                KAPALUA INVESTMENT CORP.


                                By   /S/ DON YOUNG
                                   Name:  DON YOUNG
                                   Office:  PRESIDENT

                                            "Kapalua"

                                MAUI HOTELS, a Georgia Limited Partnership

                                By THE RITZ-CARLTON HOTEL
                                   COMPANY, Its General Partner


                                   By   /S/ J. RICHARD STEPHENS
                                      Name:  J. RICHARD STEPHENS
                                      Office:  EXECUTIVE VICE
                                            PRESIDENT

                                            "Ritz-Carlton"


                                NI HAWAII RESORT, INC.


                                By   /S/ TORU OKUYAMA
                                   Name:  TORU OKUYAMA
                                   Office:  VICE PRESIDENT

                                         "NI Hawaii"